                                                                      EXHIBIT 12

                      VIRGINIA ELECTRIC AND POWER COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (thousands of dollars)

                                                                                   Twelve Months Ended
                                                           Dec-94        Dec-95     Dec-96      Dec-97     Dec-98     Mar-99
                                                           ------        ------     ------      ------     ------     ------
Income Before Extraordinary Item                              $447,144  $432,844  $  457,304  $  469,114  $229,873  $ 245,655

Add: Income Taxes                                              225,647   228,785     243,993     249,293   157,298    165,177
                                                     ------------------------------------------------------------------------

Total Pretax Income Before Extraordinary Item                 $672,791  $661,629  $  701,297  $  718,406  $387,171    410,852
                                                     ========================================================================

Fixed Charges:
   Interest on Long-Term Debt                                  291,864   302,618     287,928     274,850   308,200    305,183
   Other Interest                                                7,551    19,998      22,380      30,703         0          0
   Pfd Distribution of Affiliate-Gross                               0     3,653      10,867      10,868    10,868     10,868
   Estimated Interest Factor
     of Rents Charged to Op-
     erating Expenses, Clear-
     ing & Other Accounts                                        7,132     6,475       6,291       8,595     6,389      8,825
                                                     ------------------------------------------------------------------------

Total Fixed Charges                                           $306,547  $332,744  $  327,466  $  325,015  $325,457  $ 324,876
                                                     ========================================================================

                                                     ------------------------------------------------------------------------
Earnings as Defined                                           $979,339  $994,373  $1,028,764  $1,043,421  $712,627  $ 735,708
                                                     ========================================================================


Ratio of Earnings to
    Fixed Charges                                                 3.19      2.99        3.14        3.21      2.19       2.27
                                                     ========================================================================
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